As filed with the Securities and Exchange Commission on November 23, 2010
Registration No. 333-129668

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENTERPRISE GP HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

ENTERPRISE PRODUCTS COMPANY 2005 EPE LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Delaware (State or other jurisdiction of incorporation or organization)	13-4297064 (I.R.S. Employer Identification Number)

1100 Louisiana, 10th Floor Houston, Texas 77002 (713) 381-6500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Richard H. Bachmann 1100 Louisiana, 10th Floor Houston, Texas 77002 (713) 381-6500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David C. Buck
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     On November 14, 2005, Enterprise GP Holdings L.P., a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-129668) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 250,000 units representing limited partner interests in the Partnership issuable pursuant to the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (the “Registered Securities”).
     Pursuant to the Agreement and Plan of Merger, dated as of September 3, 2010, by and among Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products GP, LLC, Enterprise ETE LLC (“MergerCo”), the Partnership and EPE Holdings, LLC, the Partnership merged with and into MergerCo, a wholly owned subsidiary of Enterprise, with MergerCo as the surviving entity, on November 22, 2010 (the “Merger”).
     In connection with the Merger, and in accordance with an undertaking made by the Partnership in the Registration Statement, MergerCo, as successor to the Partnership by virtue of the Merger, hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Enterprise ETE LLC (as successor by merger to Enterprise GP Holdings L.P.) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 23, 2010.

ENTERPRISE ETE LLC (as successor by merger to Enterprise GP Holdings L.P.)
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on November 23, 2010.

Name	Title (Position with Enterprise ETE LLC)

/s/ Michael A. Creel Michael A. Creel	President and Chief Executive Officer (Principal Executive Officer)

/s/ W. Randall Fowler W. Randall Fowler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer

/s/ Richard H. Bachmann Richard H. Bachmann	Director, Executive Vice President, Chief Legal Officer and Secretary

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